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                            PROMUS HOTEL CORPORATION
                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS


                               NOVEMBER 30, 1999



The undersigned hereby constitutes and appoints Norman P. Blake, Jr., J. Kendall Huber and Dan L. Hale, or any of them, the attorneys and proxies of the undersigned with full power of substitution to appear and to vote all of the shares of common stock of Promus Hotel Corporation held of record by the undersigned on October 15, 1999 at the Special Meeting of Stockholders to be held on November 30, 1999, or any adjournment or postponement thereof, as designated below:



(1) To approve the Agreement and Plan of Merger, dated as of September 3, 1999, as amended, among Promus Hotel Corporation, Hilton Hotels Corporation, and PRH Acquisition Corporation formerly known as Chicago Hilton Inc., and to approve the acquisition under the Agreement and Plan of Merger.


    / / FOR                / / AGAINST                / / ABSTAIN

This proxy is solicited on behalf of the board of directors of Promus Hotel Corporation. If no vote is indicated, this proxy will be voted FOR the proposal.
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You are urged to date, sign and return promptly this proxy in the envelope provided or to vote by telephone as described below. It is important for you to be represented at the meeting. The execution of your proxy will not affect your right to vote in person if you are present at the meeting.

                                               Dated: ____________________, 1999

                                               _________________________________

                                               _________________________________
                                                         Signature(s)

                                               IMPORTANT: Please sign exactly as
                                               your name or names appear on this
                                               proxy, and when signing as an
                                               attorney, executor,
                                               administrator, trustee or
                                               guardian, give your full title as
                                               such. If the signatory is a
                                               corporation, sign the full
                                               corporate name by duly authorized
                                               officer, or if a partnership,
                                               sign in partnership name by
                                               authorized person.